UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 6, 2015

Date of earliest event reported: July 1, 2015

Green Plains Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37469	47-3822258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Regency Parkway, Suite 400

Omaha, Nebraska

(Address of principal executive offices)

68114

(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2015, Green Plains Partners LP (the “Partnership”), closed its initial public offering (the “Offering”) of 11,500,000 common units representing limited partner interests of the Partnership (“Common Units”), which included 1,500,000 Common Units pursuant to the underwriters’ option to purchase additional Common Units, at a price to the public of $15.00 per Common Unit ($14.08125 per Common Unit, net of underwriting discounts). The Offering was pursuant to the Partnership’s Registration Statement on Form S-1 (File No. 333-204279), as amended, initially filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on May 18, 2015. The material terms of the Offering are described in the prospectus, dated June 25, 2015 (the “Prospectus”), filed by the Partnership with the Commission on June 29, 2015, pursuant to Rule 424(b) under the Securities Act.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated into this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Omnibus Agreement

On July 1, 2015, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with its parent, Green Plains Inc. (“GPRE”), its general partner, Green Plains Holdings LLC (the “General Partner”), and its wholly-owned subsidiary, Green Plains Operating Company LLC (“OpCo”) that addresses the following matters:

•	the Partnership’s obligation to reimburse GPRE for certain direct or allocated costs and expenses incurred by GPRE in providing general and administrative services (which reimbursement is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the First Amended and Restated Agreement of Limited of the Partnership (the “Partnership Agreement”));

•	the prohibition of GPRE from owning, operating or investing in any business that owns or operates ethanol or fuel terminals or storage facilities or ethanol or fuel transportation assets in the United States, subject to certain exceptions;

•	the Partnership’s right of first offer to acquire certain assets;

•	a license to use the Green Plains trademark and name;

•	the allocation of taxes among GPRE, the Partnership and the Partnership’s affiliates and GPRE’s preparation and filing of tax returns; and

•	an indemnity by GPRE and certain of its subsidiaries for certain environmental and other liabilities and the Partnership’s obligation to indemnify GPRE and its subsidiaries for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent GPRE is not required to indemnify the Partnership.

If GPRE or its affiliates cease to control the General Partner, then either GPRE or the Partnership may terminate the Omnibus Agreement; provided, however, that (i) the indemnification obligations of the parties will survive in accordance with their respective terms; and (ii) GPRE’s obligation to reimburse the Partnership for certain operational failures will survive in accordance with its terms.

The foregoing description of the Omnibus Agreement is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Operational Services and Secondment Agreement

On July 1, 2015, in connection with the closing of the Offering, the General Partner entered into an Operational Services and Secondment Agreement (the “Operational Services Agreement”) with GPRE pursuant to which GPRE will second certain employees to the General Partner to provide management, maintenance and operational functions with respect to the Partnership’s operations. These functions will include regulatory matters, health, environment, safety and security programs, operational services, emergency response, training of employees, finance and administration, human resources and business operations and planning. During their period of secondment to the General Partner, the seconded personnel will be under the direct management and supervision of the General Partner.

The foregoing description of the Operational Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Operational Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Rail Transportation Services Agreement

On July 1, 2015, in connection with the closing of the Offering, a wholly-owned subsidiary of the Partnership, Green Plains Logistics LLC, entered into a Rail Transportation Services Agreement (the “Rail Transportation Services Agreement”) with a wholly-owned subsidiary of GPRE, Green Plains Trade Group LLC (“Green Plains Trade”), pursuant to which Green Plains Trade is obligated to pay for the railcar volumetric capacity the Partnership provides to transport ethanol and other fuels from the receipt points identified by Green Plains Trade to nominated delivery points. Green Plains Trade is also obligated under the Rail Transportation Services Agreement to use the Partnership for the logistical operations management and other services related to the railcar volumetric capacity not provided by the Partnership and used for the transportation of ethanol and other fuels.

Green Plains Trade is obligated to pay the Partnership a “send-or-pay” transportation service fee of approximately $0.0361 per gallon per month on all railcar volumetric capacity the Partnership provides. As railcar lease agreements expire, the respective volumetric capacity of those expired leases will no longer be subject to the Rail Transportation Services Agreement, and the minimum capacity commitment will be reduced proportionately. In addition, Green Plains Trade is obligated to pay a fee of approximately $0.0013 per gallon per month on railcar volumetric capacity obtained by Green Plains Trade from third parties for which the Partnership provides logistical operations management and other services under the railcar transportation services agreement related to such railcar volumetric capacity.

The foregoing description of the Rail Transportation Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Rail Transportation Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Ethanol Storage and Throughput Agreement

On July 1, 2015, in connection with the closing of the Offering, a wholly-owned subsidiary of the Partnership, Green Plains Ethanol Storage LLC (“Green Plains Ethanol”), entered into an Ethanol Storage and Throughput Agreement (the “Ethanol Storage and Throughput Agreement”) with Green Plains Trade pursuant to which Green Plains Trade is obligated to store and throughput minimum volumes of ethanol or other fuels at the Partnership’s facilities and pay a throughput fee of $0.05 per gallon on all volumes, subject to a one-time inflation escalator on the first day of the sixth year of the primary term based on the amount of the percentage increase, if any, in PPI since the closing of the Offering. Green Plains Trade will be obligated to throughput a minimum of 212.5 million gallons per calendar quarter (850 million gallons on an annual basis, which equates to approximately 85% of GPRE’s ethanol production capacity as of December 31, 2014) of product at the Partnership’s facilities. Green Plains Trade will exclusively put all of its affiliates’ ethanol production through the Partnership’s facilities, with the exception of up to 2% of its production of alcohol and non-transportation fuels.

If Green Plains Trade fails to meet its minimum volume commitment during any quarter, then Green Plains Trade will pay a deficiency payment equal to (1) the deficiency volume of product multiplied by (2) the applicable throughput fee during the quarter. The amount of any such deficiency payment paid by Green Plains Trade may be applied as a credit for any volumes throughput by Green Plains Trade in excess of the minimum volume commitment during any of the next four quarters, after which time any unused credits will expire.

The foregoing description of the Ethanol Storage and Throughput Agreement is not complete and is qualified in its entirety by reference to the full text of the Ethanol Storage and Throughput Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Credit Agreement

On July 1, 2015, in connection with the closing of the Offering, OpCo, as borrower, entered into an agreement (the “Credit Agreement”) for a 5-year, $100.0 million revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent, and certain other commercial lending institutions as lenders and letter of credit issuing banks. The Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Credit Facility may be increased by up to an aggregate of $50.0 million without the consent of the lenders and is available for revolving loans, including a sublimit of $15.0 million for swing line loans and a sublimit of $15.0 million for letters of credit.

The obligations under the Credit Facility are secured by a first priority lien on (i) the capital stock of the Partnership’s present and future subsidiaries, (ii) all of the Partnership’s present and future personal property, including, but not limited to, investment property, general intangibles and contract rights, including rights under any agreements with Green Plains Trade, and (iii) all proceeds and products of the equity interests of the Partnership’s present and future subsidiaries and the Partnership’s personal property. The Partnership and each of its existing subsidiaries and future domestic subsidiaries also guarantee the Credit Facility.

Loans under the Credit Facility will bear interest at a floating rate based upon the Partnership’s maximum consolidated net leverage ratio equal to either (a) a base rate plus a range from 75 to 175 basis points per annum or (b) a LIBOR rate, plus a range of 175 to 275 basis points. The base rate is established as the highest of (i) the rate which Bank of America, N.A. announces, from time to time, as its prime lending rate, (ii) daily one-month LIBOR plus 100 basis points per annum and (iii) the federal funds rate plus 50 basis points per annum.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants, negative covenants and events of default. The negative covenants include restrictions on the Partnership’s and its subsidiaries’ ability to incur additional indebtedness, acquire and sell assets, create liens, make investments, make distributions and materially amend the Partnership’s commercial agreements with Green Plains Trade.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner, Green Plains Trucking LLC (“Trucking”) and Green Plains Obion LLC (“Obion”) is a direct or indirect subsidiary of GPRE. As a result, certain individuals, including officers and directors of GPRE and the General Partner, serve as officers and/or directors of more than one of such other entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a 2% general partner interest in the Partnership, and GPRE, Trucking and Obion collectively hold an approximate 63.8% limited partner interest in the Partnership through their aggregate ownership of 4,389,642 Common Units and 15,889,642 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2015, in connection with the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement with the General Partner, GPRE, OpCo, Obion and Trucking (the “Contribution Agreement”), whereby, concurrently with the closing of the Offering, the following transactions, among others, occurred:

•	GPRE conveyed a 2.25% limited liability company interest in OpCo to the General Partner, which the General Partner then conveyed to the Partnership in exchange for a continuation of the General Partner Interest and all of the limited partner interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement;

•	GPRE conveyed its remaining 97.75% limited liability company interest in OpCo to the Partnership in exchange for 3,629,982 Common Units and 13,139,822 Subordinated Units;

•	Obion contributed its 10.32% limited liability company interest in Green Plains Ethanol to the Partnership in exchange for 649,705 Common Units and 2,351,806 Subordinated Units; and

•	Trucking conveyed a 100% interest in Green Plains Trucking II LLC to the Partnership in exchange for 109,955 Common Units and 398,014 Subordinated Units.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period and then will participate pro rata with the other Common Units in distributions of available cash. Unless earlier terminated pursuant to the terms of our Partnership Agreement, the subordination period will extend until the first business day of any quarter beginning after June 30, 2018, that the Partnership meets the financial tests set forth in the Partnership Agreement but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Contribution, Conveyance and Assumption Agreement, dated July 1, 2015, by and among Green Plains Inc., Green Plains Obion LLC, Green Plains Trucking LLC, Green Plains Holdings LLC, Green Plains Partners LP and Green Plains Operating Company LLC.

10.2	Omnibus Agreement, dated July 1, 2015, by and among Green Plains Inc., Green Plains Holdings LLC, Green Plains Partners LP and Green Plains Operating Company LLC.

10.3	Operational Services and Secondment Agreement, dated July 1, 2015, by and between Green Plains Inc. and Green Plains Holdings LLC.

10.4	Rail Transportation Services Agreement, dated July 1, 2015, by and between Green Plains Logistics LLC and Green Plains Trade Group LLC.

10.5	Ethanol Storage and Throughput Agreement, dated July 1, 2015, by and between Green Plains Ethanol Storage LLC and Green Plains Trade Group LLC.

10.6	Credit Agreement, dated July 1, 2015, by and among Green Plains Operating Company LLC, as the Borrower, the subsidiaries of the Borrower identified therein, Bank of America, N.A., and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Partners LP

By:	Green Plains Holdings LLC, its General Partner

Date: July 6, 2015	By:	/s/ Michelle S. Mapes
Michelle S. Mapes Executive Vice President—General Counsel and Corporate Secretary

Exhibit Index

Exhibit	Description

10.1	Contribution, Conveyance and Assumption Agreement, dated July 1, 2015, by and among Green Plains Inc., Green Plains Obion LLC, Green Plains Trucking LLC, Green Plains Holdings LLC, Green Plains Partners LP and Green Plains Operating Company LLC.

10.2	Omnibus Agreement, dated July 1, 2015, by and among Green Plains Inc., Green Plains Holdings LLC, Green Plains Partners LP and Green Plains Operating Company LLC.

10.3	Operational Services and Secondment Agreement, dated July 1, 2015, by and between Green Plains Inc. and Green Plains Holdings LLC.

10.4	Rail Transportation Services Agreement, dated July 1, 2015, by and between Green Plains Logistics LLC and Green Plains Trade Group LLC.

10.5	Ethanol Storage and Throughput Agreement, dated July 1, 2015, by and between Green Plains Ethanol Storage LLC and Green Plains Trade Group LLC.

10.6	Credit Agreement, dated July 1, 2015, by and among Green Plains Operating Company LLC, as the Borrower, the subsidiaries of the Borrower identified therein, Bank of America, N.A., and the other lenders party thereto.